Exhibit 10.2

SPONSOR SUPPORT AND LOCK-UP AGREEMENT

This Sponsor Support and Lock-up Agreement (this “Agreement”) is dated as of October 31, 2022, by and among Welsbach Technology Metals Acquisition Corp., a Delaware corporation (“Acquiror”), WaveTech Group, Inc., a Delaware corporation (the “Company”), Welsbach Acquisition Holdings LLC, a Delaware limited liability company (the “Sponsor Holdco”) and the Persons set forth on Schedule I hereto (together with the Sponsor Holdco, each, a “Sponsor” and, collectively, the “Sponsors”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Business Combination Agreement (as defined below).

RECITALS

Whereas, as of the date hereof, the Sponsors are the holders of record and “beneficial owners” (within the meaning of Rule 13d-3 of the Exchange Act) of such number of Acquiror Securities as are indicated opposite each of their names on Schedule I attached hereto (all such Acquiror Securities, together with any Acquiror Securities of which ownership of record or the power to vote (including, without limitation, by proxy or power of attorney) is hereafter acquired (including by way of tender offer) by any such Sponsor during the period from the date hereof through the Expiration Time are referred to herein as the “Subject Shares”);

Whereas, contemporaneously with the execution and delivery of this Agreement, Acquiror, WTMA Merger Subsidiary Corp., a Delaware corporation (“Merger Sub”), and the Company entered into an Agreement and Plan of Merger (as amended or modified from time to time, the “Business Combination Agreement”) pursuant to which, among other transactions, (i) Merger Sub will be merged with and into the Company, with the Company continuing on as the surviving entity and a wholly owned subsidiary of Acquiror and (ii) Acquiror shall change its name to “WaveTech Group Inc.” and continue as a publicly traded corporation, in each case, on the terms and conditions set forth therein (the “Business Combination” and, together with the other transactions contemplated by the Business Combination Agreement or described in the Business Combination Agreement, the “Transactions”); and

Whereas, as an inducement to Acquiror and the Company to enter into the Business Combination Agreement and the other documents contemplated by the Business Combination Agreement and to consummate the Transactions, and for good other consideration, the parties hereto desire to agree to certain matters as set forth herein.

AGREEMENT

Now, Therefore, in consideration of the foregoing and the mutual agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

Article I
Sponsor SUPPORT; COVENANTS

Section 1.1 Binding Effect of Business Combination Agreement. Each Sponsor hereby acknowledges that it has read the Business Combination Agreement and this Agreement and has had the opportunity to consult with its, his or her tax and legal advisors.

Section 1.2 No Pre-Closing Transfer. During the period commencing on the date hereof and ending on the earliest to occur of (a) the Effective Time, (b) such date and time as the Business Combination Agreement shall be terminated in accordance with the terms thereof (the earlier of clauses (a) and (b), the “Expiration Time”) and (c) the liquidation of Acquiror, each Sponsor shall not (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, file (or participate in the filing of) a registration statement with the SEC (other than the Proxy Statement/Registration Statement) or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to any Subject Shares owned by such Sponsor, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Subject Shares owned by such Sponsor or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii) (clauses (i) to (iii) collectively, a “Transfer”); provided, however, that the foregoing shall not prohibit (A) Transfers between a Sponsor and any Affiliate of such Sponsor, so long as, prior to and as a condition to the effectiveness of any such Transfer, such Affiliate executes and delivers to Acquiror and the Company a joinder to this Agreement in a form reasonably acceptable to such Affiliate, Acquiror and the Company, (B) Transfers to Acquiror Stockholders in connection with the waiver, reversal or cancellation of any Acquiror Share Redemption or (C) the conversion of Acquiror Rights to Acquiror Shares in accordance with the Business Combination Agreement (and, for the avoidance of doubt, such Acquiror Shares shall be deemed “Subject Shares” hereunder).

Section 1.3 New Shares. In the event that, during the period commencing on the date hereof and ending at the Expiration Time, (a) any Subject Shares are issued to a Sponsor after the date of this Agreement pursuant to any share dividend, share split, recapitalization, reclassification, combination or exchange of Subject Shares or otherwise, (b) a Sponsor purchases or otherwise acquires (including by way of tender offer) beneficial ownership of any Subject Shares or (c) a Sponsor acquires (including by way of tender offer) the right to vote or share in the voting of any Subject Shares (collectively, the “New Securities”), then such New Securities acquired (including by way of tender offer) or purchased by such Sponsor shall be subject to the terms of this Agreement to the same extent as if they constituted the Subject Shares owned by such Sponsor as of the date hereof.

Section 1.4 Sponsor Agreements. Hereafter until the Expiration Time, each Sponsor hereby unconditionally and irrevocably agrees that, at any meeting of the stockholders of Acquiror (or any adjournment or postponement thereof), and in any action by written resolutions of the stockholders of Acquiror requested by the Board of Directors of Acquiror or otherwise undertaken as contemplated by the Transactions (which written resolutions shall be delivered promptly, and in any event within forty-eight (48) hours, after (x) the Proxy Statement/Registration Statement (as contemplated by the Business Combination Agreement) has been declared effective and has been delivered or otherwise made available (including on the Electronic Data Gathering, Analysis and Retrieval filing system of the SEC) to the stockholders of Acquiror and the shareholders of the Company, and (y) the Company or Acquiror requests such delivery), such Sponsor shall, if a meeting is held, appear at the meeting, in person or by proxy, or otherwise cause all of its, his or her Subject Shares (to the extent such Subject Shares have voting rights and are entitled to vote on or provide consent with respect to such matter) to be counted as present thereat for purposes of establishing a quorum, and such Sponsor shall vote or provide consent (or cause to be voted or consented), in person or by proxy, all of its, his or her Subject Shares (to the extent such Subject Shares have voting rights and are entitled to vote on or provide consent with respect to such matter):

(a) to approve and adopt the Business Combination Agreement, any document contemplated by the Business Combination Agreement and the Transactions;

(b) in any other circumstances upon which a resolution or other approval is required under the Acquiror Governing Documents or otherwise sought with respect to the Business Combination Agreement or the Transactions, in each case, to the extent necessary to consummate the Transactions, to vote, consent or approve (or cause to be voted, consented or approved) all of such Sponsor’s Subject Shares held at such time in favor thereof;

(c) against and withhold consent with respect to any merger, purchase of all or substantially all of Acquiror’s assets or other business combination transaction (other than the Business Combination Agreement and the Transactions); and

(d) against any proposal, action or agreement that would reasonably be expected to (A) impede, frustrate, prevent or nullify any provision of this Agreement, the Business Combination Agreement, the Business Combination or the other Transactions, (B) result in a breach in any respect of any covenant, representation, warranty or any other obligation or agreement of Acquiror under the Business Combination Agreement, (C) result in any of the conditions set forth in Article IX of the Business Combination Agreement not being fulfilled or (D) change in any manner the dividend policy or capitalization of, including the voting rights of any class of capital stock of, Acquiror.

Each Sponsor hereby agrees that it shall not commit or agree to take any action inconsistent with the foregoing.

Upon the failure of a Sponsor to timely provide its consent or vote its Subject Shares in accordance with this Section 1.4 pursuant to any action by written resolution of the stockholders of Acquiror within the timeframe specified in this Section 1.4 or at any applicable meeting of the stockholders of Acquiror, such Sponsor shall be deemed to have irrevocably granted to, and appointed, Acquiror, and any designee thereof, and each of them individually, as such Sponsor’s proxy and attorney-in-fact (with full power of substitution), for and in such Sponsor’s name, place and stead, to deliver any action by written resolution of the stockholders of Acquiror concerning any of the matters specified in this Section 1.4 or attend any meeting of the stockholders of Acquiror concerning any of the matters specified in this Section 1.4, to include such Subject Shares in any computation for purposes of establishing a quorum at any such meeting of the stockholders of Acquiror and to provide consent or vote such Sponsor’s Subject Shares in any action by written resolution of the stockholders of Acquiror or at any meeting of the stockholders of Acquiror called with respect to any of the matters specified in, and in accordance and consistent with, this Section 1.4. Each Sponsor hereby affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked and that such irrevocable proxy is executed and intended to be irrevocable. Notwithstanding any other provision of this Agreement, the irrevocable proxy granted hereunder shall automatically terminate upon the termination of this Agreement.

Section 1.5 No Challenges; Waiver of Appraisal and Dissenters’ Rights and Actions. Each Sponsor agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Acquiror, Merger Sub, the Company or any of their respective successors or directors (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (b) alleging a breach of any fiduciary duty of any person in connection with the evaluation, negotiation or entry into the Business Combination Agreement. Each Sponsor hereby irrevocably waives and agrees not to exercise any rights of appraisal or rights to dissent in connection with the transactions contemplated by the Business Combination Agreement under applicable Laws or otherwise.

Section 1.6 Termination of Existing Agreements. Each Sponsor hereby agrees and consents to the termination of the following agreements, effective as of the Effective Time, in their entirety and with no further force or effect: (i) the Letter Agreement, dated as of December 27, 2021, entered into by and among Acquiror, Acquiror’s officers, directors, certain advisors and the Sponsors (the “Sponsor Letter Agreement”); and (ii) the Registration Rights Agreement, entered into as of December 27, 2021, by and among Acquiror and the investors listed thereto.

Section 1.7 Further Assurances (General). Each Sponsor shall execute and deliver, or cause to be delivered, such additional documents, and take, or cause to be taken, all such further actions and do, or cause to be done, all things reasonably necessary (including under applicable Laws), or reasonably requested by Acquiror or the Company, to effect the actions required to consummate the Business Combination and the other transactions contemplated by this Agreement and the Business Combination Agreement (including the Transactions), in each case, on the terms and subject to the conditions set forth therein and herein, as applicable.

Section 1.8 No Inconsistent Agreement. Each Sponsor hereby represents and covenants that such Sponsor has not entered into, and shall not enter into, any agreement that would restrict, limit or interfere with the performance of such Sponsor’s obligations hereunder. Each Sponsor covenants that such Sponsor shall not amend, modify or waive any agreement in any manner that would restrict, limit or interfere with the performance of such Sponsor’s obligations hereunder.

Section 1.9 No Agreement as Director or Officer. Notwithstanding anything to the contrary herein, each Sponsor is entering into this Agreement solely in such Sponsor’s capacity as record or beneficial owner of the Subject Shares and nothing herein is intended to or shall limit or affect any actions taken by any employee, officer, director (or person performing similar functions), partner or other Affiliate (including, for this purpose, any appointee or representative of the Sponsor to the board of directors of Acquiror) of such Sponsor, solely in his or her capacity as a director or officer of Acquiror (or a Subsidiary of Acquiror) or other fiduciary capacity for such Sponsor.

Article II
SPONSOR LOCK-UP; COVENANTS

Section 2.1 Lock-up Restriction. Each Sponsor agrees not to, without the prior written consent of the Company and the Board of Directors of Acquiror, Transfer any Acquiror Securities (as defined below), in each case, until the earlier of (a) 180 days after the Closing and (b) the date on which the Closing Price per share of Acquiror Common Shares equals or exceeds $12.50 for any twenty (20) Trading Days within any thirty (30) consecutive Trading Day period; provided, however, that fifty percent (50%) of Acquiror Securities held by such Sponsor shall remain subject to the restriction in the foregoing (a) (the “Lock-Up Period”). “Trading Day” means any day on which Acquiror Common Shares are tradeable on the principal securities exchange or securities market on which Acquiror Common Shares are then traded.

Section 2.2 Exceptions to Lock-up Restriction. The restrictions set out in Section 2.1 above shall not apply to:

(a) in the case of an entity, Transfers to or distributions to any direct or indirect shareholder, partner, member or affiliate of such entity (or to any executive officer or director of such entity or of such entity’s affiliates) or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control or management with such entity or affiliates of such entity (including, for the avoidance of doubt, where the undersigned is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by or under common management as such partnership);

(b) in the case of an individual, Transfers by gift to members of such Sponsor’s immediate family (as defined below) or to a trust, the beneficiary of which is a member of one of such Sponsor’s immediate family, an affiliate of such person or to a charitable organization;

(c) in the case of an individual, Transfers by virtue of laws of descent and distribution upon death of the individual;

(d) in the case of an individual, Transfers pursuant to a qualified domestic relations order or divorce settlement;

(e) in the case of an entity, Transfers by virtue of the laws of the state or jurisdiction of the entity’s organization and the entity’s organizational documents upon dissolution of the entity;

(f) transactions relating to Acquiror Securities acquired in open market transactions after the Closing, provided that no such transaction is required to be, or is, publicly announced (whether on Form 4, Form 5 or otherwise, other than a required filing on Schedule 13F, 13G or 13G/A) during the Lock-Up Period;

(g) the exercise of any options or warrants to purchase Acquiror Securities (which exercises may be effected on a cashless basis to the extent the instruments representing such options or warrants permit exercises on a cashless basis);

(h) Transfers (including forfeitures) (x) to Acquiror to satisfy tax withholding obligations pursuant to equity incentive plans or arrangements of Acquiror or (y) pursuant to escrow arrangement with Acquiror with respect to tax withholding obligations pursuant to the Code;

(i) Transfers to Acquiror pursuant to any contractual arrangement in effect at the Closing that provides for the repurchase by Acquiror or forfeiture of such Sponsor’s Acquiror Securities in connection with the termination of such Sponsor’s service to Acquiror;

(j) the establishment of a trading plan that meets the requirements of Rule 10b5-1(c) under the Exchange Act (a “Trading Plan”); provided, however, that (a) no sales of Acquiror Securities, shall be made by such Sponsor pursuant to such Trading Plan during the Lock-Up Period, and (b)(x) no public announcement or filing shall be made voluntarily regarding such plan during the Lock-Up Period or (y) if any public announcement is required of or voluntarily made by or on behalf of such Sponsor or Acquiror regarding such plan, then such announcement or filing shall include a statement to the effect that no Transfer may be made under such plan during the Lock-Up Period;

(k) transactions in the event of completion of a liquidation, merger, consolidation, stock exchange, reorganization, tender offer or other similar transaction which results in all of Acquiror’s shareholders having the right to exchange their shares of Common Stock of Acquiror for cash, securities or other property;

(l) transactions to satisfy any U.S. federal, state, or local income tax obligations of such Sponsor (or its direct or indirect owners) arising from a change in the U.S. Internal Revenue Code of 1986, as amended (the “Code”), or the U.S. Treasury Regulations promulgated thereunder (the “Regulations”) after the date on which the Business Combination Agreement was executed by the parties, and such change prevents the Business Combination from qualifying as a “reorganization” pursuant to Section 368 of the Code (and the Business Combination does not qualify for similar tax-free treatment pursuant to any successor or other provision of the Code or Regulations taking into account such changes), in each case, solely to the extent necessary to cover any tax liability as a result of the transaction; and

(m) Transfers to an unaffiliated charity or educational institution,

provided, however, that in the case of clauses (a) through (e), these permitted transferees must enter into a written agreement, in substantially the form of this Agreement (it being understood that any references to “immediate family” in the agreement executed by such transferee shall expressly refer only to the immediate family of such Sponsor and not to the immediate family of the transferee), agreeing to be bound by these Transfer restrictions.

Section 2.3 Definitions. For the purposes of this Article II, notwithstanding the other provisions of this Agreement, the following terms shall have the following meanings:

(a) “affiliate” shall have the meaning set forth in Rule 405 under the Securities Act of 1933, as amended.

(b) “immediate family” shall mean a spouse, domestic partner, child, grandchild or other lineal descendant (including by marriage or adoption), father, mother, brother, sister or first cousin of the Sponsor.

(c) “Acquiror Securities” shall mean any shares of Common Stock of Acquiror held by any Sponsor at Closing, any shares of Common Stock issuable upon the exercise of options to purchase shares of Common Stock of Acquiror held by any Sponsor at Closing, or any securities convertible into or exercisable or exchangeable for Common Stock of Acquiror held by any Sponsor at Closing (in each case, after giving effect to the Transactions and which, for the avoidance of doubt, shall include the Common Shares of Acquiror issued or issuable at Closing).

Article III
REPRESENTATIONS AND WARRANTIES

Section 3.1 Representations and Warranties of the Sponsors. Each Sponsor represents and warrants as of the date hereof to Acquiror and the Company (solely with respect to itself, himself or herself and not with respect to any other Sponsor) as follows:

(a) Organization; Due Authorization. If such Sponsor is not an individual, it is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated, formed, organized or constituted, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby are within such Sponsor’s corporate, limited liability company or organizational powers and have been duly authorized by all necessary corporate, limited liability company or organizational actions on the part of such Sponsor. If such Sponsor is an individual, such Sponsor has full legal capacity, right and authority to execute and deliver this Agreement and to perform his or her obligations hereunder. This Agreement has been duly executed and delivered by such Sponsor and, assuming due authorization, execution and delivery by the other parties to this Agreement, this Agreement constitutes a legally valid and binding obligation of such Sponsor, enforceable against such Sponsor in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies). If this Agreement is being executed in a representative or fiduciary capacity, the Person signing this Agreement has full power and authority to enter into this Agreement on behalf of the applicable Sponsor.

(b) Ownership. Such Sponsor is the record and beneficial owner (as defined in the Securities Act), or nominee of such Persons, of, and has good title to, all of such Sponsor’s Subject Shares as set forth opposite such Sponsor’s name in Schedule I attached hereto, and there exist no Liens or any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Subject Shares (other than transfer restrictions under the Securities Act)) affecting any such Subject Shares, other than Liens pursuant to (i) this Agreement, (ii) the Acquiror Governing Documents, (iii) the Business Combination Agreement, (iv) the Sponsor Letter Agreement or (v) any applicable securities Laws. Such Sponsor’s Subject Shares are the only equity securities in Acquiror owned of record or beneficially by such Sponsor on the date of this Agreement, and none of such Sponsor’s Subject Shares are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such Subject Shares, except as provided hereunder and under the Sponsor Letter Agreement. Aside from the Subject Shares, such Sponsor does not hold or own any rights to acquire (directly or indirectly) any equity securities of Acquiror or any equity securities convertible into, or which can be exchanged for, equity securities of Acquiror.

(c) No Conflicts. The execution and delivery of this Agreement by such Sponsor does not, and the performance by such Sponsor of his, her or its obligations hereunder will not, (i) if such Sponsor is not an individual, conflict with or result in a violation of the organizational documents of such Sponsor or (ii) require any consent or approval that has not been given or other action that has not been taken by any Person (including under any Contract binding upon such Sponsor or such Sponsor’s Subject Shares), in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by such Sponsor of his, her or its obligations under this Agreement.

(d) Litigation. There are no Actions pending against such Sponsor, or to the knowledge of such Sponsor threatened against such Sponsor, before (or, in the case of threatened Actions, that would be before) any arbitrator or any Governmental Authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by such Sponsor of its, his or her obligations under this Agreement.

(e) Brokerage Fees. Save as described on Section 5.13 of the Acquiror Disclosure Letter, no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the Transactions based upon arrangements made by such Sponsor, for which Acquiror or any of its Affiliates may become liable.

(f)   Acknowledgment. Such Sponsor understands and acknowledges that each of Acquiror and the Company is entering into the Business Combination Agreement in reliance upon such Sponsor’s execution and delivery of this Agreement.

Article IV
MISCELLANEOUS

Section 4.1 Release.  Effective as of the Effective Time, each Sponsor, on behalf of himself, herself or itself, his, her or its affiliates and each of their respective assigns, heirs, beneficiaries, creditors, representatives and agents (collectively, the “Releasing Parties”), does irrevocably and fully waive, release, acquit and discharge forever the Company, Merger Sub, Acquiror, and their respective affiliates and present and former and direct or indirect partners, members and equity holders, directors, managers, officers, employees, principals, trustees, representatives, agents, predecessors, successors, assigns, beneficiaries, heirs, executors, insurers and attorneys (collectively, the “Released Parties”), from any and all actions, claims, liabilities, losses, orders and causes of action of every kind and nature whatsoever, at law or in equity, whether known or unknown, that such Releasing Parties, or any of them, may have had in the past or may now have or may have in the future against the Released Parties, or any of them, related to events, circumstances, acts or omissions occurring, on or prior to the Effective Time that relate to or arise out of such Releasing Party’s status as a holder of equity of, or any other investment in, Acquiror and its Affiliates (including, for the avoidance of doubt, the Company and each of its Subsidiaries) or any of their respective Affiliates, including any Subject Shares and any securities exercisable for, convertible into or otherwise issued with respect to any securities, obligations or other interests issued by Acquiror or any of its Affiliates (including, for the avoidance of doubt, the Company and each of its Subsidiaries) that any such Releasing Party holds or has ever held or that otherwise relate to or arise out of any investment, subscription or purchase of any securities by such Releasing Party in the Company or any of its Subsidiaries (collectively, the “Released Claims”); provided, however, that the Released Claims shall not include, and each Releasing Party is not releasing any, (i) if such Sponsor is an employee of Acquiror, rights to accrued but unpaid salary, bonuses, expense reimbursements (in accordance with a bona fide employee expense reimbursement policy of Acquiror), accrued vacation and other benefits under Acquiror’s employee benefit plans, (ii) right to indemnification, exculpation, advancement of expense or similar rights with respect to service as a director, officer or manager or an Affiliate thereof, in each case of the foregoing, as set forth in Acquiror’s certificate of formation or other organizational documents, any indemnification agreement between the Acquiror, on the one hand, and such Sponsor, on the other hand, or as provided by law or any directors’ and officers’ liability insurance, (iii) actions, claims, liabilities, losses, and causes of action of every kind and nature whatsoever, at law or in equity, whether known or unknown, arising out or related to this Agreement or the Business Combination Agreement, or (iv) rights of such Sponsor under the Business Combination Agreement, the organizational documents of Acquiror or any other agreement entered into by such Sponsor or in connection with the transactions contemplated by the Business Combination Agreement, including claims related to the enforcement of the Business Combination Agreement (collectively, the “Excluded Claims”). Each Sponsor (on behalf of itself, himself, and herself and the other Releasing Parties) hereby agrees not to institute any proceeding against any Released Party with respect to any of the Released Claims but excluding the Excluded Claims. Each Sponsor represents, warrants and acknowledges that he, she or it has consulted with counsel with respect to the execution and delivery of this release and has been fully apprised of the consequences hereof. Each Sponsor agrees and acknowledges that the release in this Agreement constitutes a complete defense of any and all Released Claims, other than Excluded Claims.

Section 4.2 Termination. This Agreement and all of its provisions shall terminate and be of no further force or effect upon the earliest of (a) 180 days after the Closing; (b) the termination of the Business Combination Agreement; and (c) as to each Sponsor, the written agreement of Acquiror, the Company and such Sponsor. Upon such termination of this Agreement, all obligations of the parties under this Agreement will terminate, without any liability or other obligation on the part of any party hereto to any Person in respect hereof or the transactions contemplated hereby, and no party hereto shall have any claim against another (and no person shall have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter hereof; provided, however, that the termination of this Agreement shall not relieve any party hereto from liability arising in respect of any breach of this Agreement prior to such termination. Notwithstanding anything to the contrary herein, this ARTICLE IV shall survive the termination of this Agreement.

Section 4.3 Governing Law. This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement) will be governed by and construed in accordance with the internal Laws of the State of Delaware applicable to agreements executed and performed entirely within such State.

Section 4.4 CONSENT TO JURISDICTION AND SERVICE OF PROCESS; WAIVER OF JURY TRIAL.

(a) THE PARTIES TO THIS AGREEMENT SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE DELAWARE CHANCERY COURT, OR IF SUCH COURT SHALL NOT HAVE JURISDICTION, ANY STATE OR FEDERAL COURT LOCATED IN THE STATE OF DELAWARE (AND ANY APPROPRIATE APPELLATE COURT THEREFROM) (THE “DELAWARE COURTS”) IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT AND ANY RELATED AGREEMENT, CERTIFICATE OR OTHER DOCUMENT DELIVERED IN CONNECTION HEREWITH AND BY THIS AGREEMENT WAIVE, AND AGREE NOT TO ASSERT, ANY DEFENSE IN ANY ACTION FOR THE INTERPRETATION OR ENFORCEMENT OF THIS AGREEMENT AND ANY RELATED AGREEMENT, CERTIFICATE OR OTHER DOCUMENT DELIVERED IN CONNECTION HEREWITH, THAT THEY ARE NOT SUBJECT THERETO OR THAT SUCH ACTION MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN THE APPLICABLE DELAWARE COURT OR THAT THIS AGREEMENT MAY NOT BE ENFORCED IN OR BY THE APPLICABLE DELAWARE COURT OR THAT THEIR PROPERTY IS EXEMPT OR IMMUNE FROM EXECUTION, THAT THE ACTION IS BROUGHT IN AN INCONVENIENT FORUM, OR THAT THE VENUE OF THE ACTION IS IMPROPER. SERVICE OF PROCESS WITH RESPECT THERETO MAY BE MADE UPON ANY PARTY TO THIS AGREEMENT BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTY AT ITS ADDRESS AS PROVIDED IN Section 4.9.

(b) WAIVER OF TRIAL BY JURY. EACH PARTY HERETO HEREBY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 4.4.

Section 4.5 Assignment. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned (including by operation of law) without the prior written consent of the parties hereto.

Section 4.6 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Delaware Courts, this being in addition to any other remedy to which such party is entitled at law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any Law to post security or a bond as a prerequisite to obtaining equitable relief.

Section 4.7 Amendment; Waiver. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by Acquiror, the Company and Sponsor HoldCo.

Section 4.8 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

Section 4.9 Notices. All notices and other communications among the parties hereto shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (c) when delivered by FedEx or other nationally recognized overnight delivery service or (d) when e-mailed during normal business hours (and otherwise as of the immediately following Business Day), addressed as follows:

To such Sponsor’s address set forth in Schedule I
and, in the case of Sponsor HoldCo, with a copy to (which will not constitute notice):

Cooley LLP

55 Hudson Yards

New York, New York 10001-2157

Attention:	David Silverman
Timothy Pitrelli
Email:	dsilverman@cooley.com
tpitrelli@cooley.com

If to Acquiror (prior to Closing):

Welsbach Acquisition Holdings LLC
160 S Craig Place
Lombard, Illinois 60148

Attention:	Daniel Mamadou
Chris Clower
Email:	daniel.mamadou@wtmau.com
chris.clower@wtmau.com

with a copy to (which will not constitute notice):

Cooley LLP

55 Hudson Yards

New York, New York 10001-2157

Attention:	David Silverman
Timothy Pitrelli

Email:	dsilverman@cooley.com
tpitrelli@cooley.com

If to the Company or Acquiror (after the Closing):

WaveTech Group, Inc.

Egermannstraße 1

53359 Rheinbach

Deutschland

Attention:	Dag Arild Valand
Email:	d.valand@wavetech.com

with a copy to (which shall not constitute notice):

Pryor Cashman, LLP

7 Times Square

New York, New York 10036

Attention:	M. Ali Panjwani, Esq.
Eric M. Hellige, Esq.
Email:	ali.panjwani@pryorcashman.com
ehellige@pryorcashman.com

Section 4.10 Counterparts. This Agreement may be executed in two or more counterparts (any of which may be delivered by electronic transmission), each of which shall constitute an original, and all of which taken together shall constitute one and the same instrument.

Section 4.11 Entire Agreement. This Agreement and the agreements referenced herein constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements or representations by or among the parties hereto to the extent they relate in any way to the subject matter hereof. This Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

IN WITNESS WHEREOF, Acquiror, the Sponsors and the Company have each caused this Sponsor Support and Lock-Up Agreement to be duly executed as of the date first written above.

ACQUIROR:

Welsbach Technology Metals Acquisition Corp.

By:	/s/ Daniel Mamadou
Name:	Daniel Mamadou
Title:	Chief Executive Officer

[Signature Page to Sponsor Support and Lock Up Agreement]

SPONSOR:

Welsbach ACQUISITION HOLDINGS LLC

By:	/s/ Christopher Clower
Name:	Christopher Clower
Title:	Managing Member

[Signature Page to Sponsor Support and Lock Up Agreement]

SPONSOR - Daniel Mamadou:

By:	/s/ Daniel Mamadou
Name:	Daniel Mamadou

[Signature Page to Sponsor Support and Lock Up Agreement]

SPONSOR - Christopher Clower:

By:	/s/ Christopher Clower
Name:	Christopher Clower

[Signature Page to Sponsor Support and Lock Up Agreement]

SPONSOR - John Stanfield:

By:	/s/ John Stanfield
Name:	John Stanfield

[Signature Page to Sponsor Support and Lock Up Agreement]

SPONSOR - Dr. Ralph Welpe:

By:	/s/ Dr. Ralph Welpe
Name:	Dr. Ralph Welpe

[Signature Page to Sponsor Support and Lock Up Agreement]

SPONSOR - Emily King:

By:	/s/ Emily King
Name:	Emily King

[Signature Page to Sponsor Support and Lock Up Agreement]

SPONSOR - Matthew Mrozinski:

By:	/s/ Matthew Mrozinski
Name:	Matthew Mrozinski

[Signature Page to Sponsor Support and Lock Up Agreement]

SPONSOR - Sergey Marchenko:

By:	/s/ Sergey Marchenko
Name:	Sergey Marchenko

[Signature Page to Sponsor Support and Lock Up Agreement]

COMPANY:

WAVETECH GROUP, INC.

By:	/s/ Dag Arild Valand
Name:	Dag Arild Valand
Title:	Chief Executive Officer

[Signature Page to Sponsor Support and Lock Up Agreement]

Schedule I

Subject Shares

Sponsor	Subject Shares
Welsbach Acquisition Holdings LLC 160 S Craig Place Lombard, Illinois 60148 Attention: Daniel Mamadou Chris Clower Email: daniel.mamadou@wtmau.com chris.clower@wtmau.com	2,192,212
Daniel Mamadou c/o Welsbach Technology Metals Acquisition Corp. 160 S Craig Place Lombard, Illinois 60148	2,192,212(1)
Christopher Clower c/o Welsbach Technology Metals Acquisition Corp. 160 S Craig Place Lombard, Illinois 60148	2,192,212(1)
John Stanfield c/o Welsbach Technology Metals Acquisition Corp. 160 S Craig Place Lombard, Illinois 60148	5,000
Dr. Ralph Welpe c/o Welsbach Technology Metals Acquisition Corp. 160 S Craig Place Lombard, Illinois 60148	12,500
Emily King c/o Welsbach Technology Metals Acquisition Corp. 160 S Craig Place Lombard, Illinois 60148	12,500
Matthew Mrozinski c/o Welsbach Technology Metals Acquisition Corp. 160 S Craig Place Lombard, Illinois 60148	12,500
Sergey Marchenko c/o Welsbach Technology Metals Acquisition Corp. 160 S Craig Place Lombard, Illinois 60148	3,164

(1)	Messrs. Mamadou and Clower may be deemed to beneficially own securities held by Welsbach Acquisition Holdings LLC by virtue of their shared control over Welsbach Acquisition Holdings LLC. Each of Messrs. Mamadou and Clower disclaims beneficial ownership of securities held by Welsbach Acquisition Holdings LLC.

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